SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           Iron Mountain Incorporated
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of Securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

                           IRON MOUNTAIN INCORPORATED
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1999
To the Stockholders of
     IRON MOUNTAIN INCORPORATED:

     The 1999 Annual Meeting of Stockholders of Iron Mountain Incorporated, a Delaware corporation (the "Company"), will be held at the offices of Sullivan & Worcester LLP, 23rd Floor, One Post Office Square, Boston, Massachusetts, on May 27, 1999 at 10:00 a.m., local time, for the following purposes:

     1. To elect three Class A Directors for a three-year term or until their successors are elected and qualified;

     2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on March 31, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting.

                                          By order of the Board of Directors,


                                          JAS. MURRAY HOWE, Secretary


Boston, Massachusetts
April 28, 1999


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

                           IRON MOUNTAIN INCORPORATED
                               745 Atlantic Avenue
                           Boston, Massachusetts 02111

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 27, 1999

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Iron Mountain Incorporated (the "Board of Directors"), a Delaware corporation ("Iron Mountain" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 27, 1999 (the "Annual Meeting") or at any adjournment or postponement thereof.

     The Company's Annual Report to Stockholders for the year ended December 31, 1998 is being mailed to stockholders with the mailing of this Proxy Statement on or about April 28, 1999.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of stock held of record by such fiduciaries, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

Revocability of Proxies

     Any stockholder giving a proxy in the enclosed form has the power to revoke it at any time before it is exercised by delivering to the Secretary of the Company at its principal executive office located at 745 Atlantic Avenue, Boston, Massachusetts 02111, a written notice of revocation or another duly executed proxy bearing a later date. A stockholder may also revoke his or her proxy by attending the Annual Meeting and voting in person.

Record Date, Voting and Share Ownership

     The Company's Common Stock, par value $.01 per share (the "Common Stock"), is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. On March 31, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), 29,515,101 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date (14,757,551 shares) will constitute a quorum for the transaction of business at the Annual Meeting. A proxy in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be voted "for" the election of the nominees for Director listed herein and in favor of the other matters set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

     Shares represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares represented by "broker non-votes" will also be treated as present for purposes of determining a quorum, although such shares may not be voted on any matter for which the record holder of such shares lacks authority to act. Abstentions are also considered present for purposes of determining a quorum. Abstentions and broker non-votes do not affect the election of the Directors or the ratification of the accountants. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity and (iii) the holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) each Director, (iii) the Chief Executive Officer and the other executive officers identified in the Summary Compensation Table appearing on page 10 and (iv) all executive officers and Directors of the Company as a group. Such information is presented as of April 12, 1999. The following table reflects a three-for-two stock split effected in the form of a dividend on the Company's Common Stock that occurred in July 1998.

                                                                    Amount of Beneficial Ownership(1)
                                Name                                    Shares    Percent Owned
                                ----                                    ------    -------------
Directors and Executive Officers
C. Richard Reese(2) ................................................  1,690,694        5.5%
David S. Wendell(3) ................................................    210,787         *
John F. Kenny, Jr.(4) ..............................................    131,409         *
Harold E. Ebbighausen(5) ...........................................     11,407         *
George P. Groff(6) .................................................     13,988         *
Clarke H. Bailey(7) ................................................     55,698         *
Constantin R. Boden(8) .............................................     32,547         *
Kent P. Dauten(9) ..................................................  1,410,454        4.5%
Eugene B. Doggett(10) ..............................................    113,727         *
B. Thomas Golisano(11) .............................................  1,521,867        4.9%
Arthur D. Little(12) ...............................................     40,624         *
Vincent J. Ryan(13) ................................................  5,041,852       16.3%
All Directors and executive officers as a group (18 persons)(14) ...  9,563,752       30.3%
Five Percent Stockholders
Baron Capital Group, Inc./Ronald Baron(15) .........................  1,675,750        5.4%
Schooner Capital LLC(16) ...........................................  2,736,076        8.8%

------------
* Less than 1%

 (1) Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Mr. Reese is a Director and Chairman of the Board and Chief Executive Officer of Iron Mountain. Includes 22,995 shares of Common Stock held by trusts for the benefit of Mr. Reese's children, as to which Mr. Reese disclaims beneficial ownership. Also includes 874,249 shares of Common Stock as to which Mr. Reese shares beneficial ownership with Schooner Capital LLC ("Schooner"), as a result of a 1988 deferred compensation arrangement, as amended, between Schooner and Mr. Reese relating to Mr. Reese's former services as President of the predecessor corporation to Schooner. Pursuant to such arrangement, upon the earlier to occur of (i) Schooner's sale or exchange of substantially all of the shares of Common Stock held by Schooner or

     (ii) the cessation of Mr. Reese's employment with Iron Mountain, Schooner is required to transfer such shares of Common Stock to Mr. Reese or remit to Mr. Reese cash in an amount equal to the then current fair value of such shares of Common Stock. Mr. Reese's address is c/o Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111.

 (3) Mr. Wendell is a Director and President and Chief Operating Officer of Iron Mountain. Includes 203,670 shares that Mr. Wendell has the right to acquire pursuant to currently exercisable options.

 (4) Mr. Kenny is an Executive Vice President and Chief Financial Officer of Iron Mountain. Includes 123,799 shares that Mr. Kenny has the right to acquire pursuant to currently exercisable options.

 (5) Mr. Ebbighausen is President of Arcus Data Security, Inc. Consists solely of shares that Mr. Ebbighausen has the right to acquire pursuant to currently exercisable options.

 (6) Mr. Groff is President of Arcus Staffing Resources, Inc., a subsidiary of Iron Mountain. Consists solely of shares that Mr. Groff has the right to acquire pursuant to currently exercisable options.

 (7) Mr. Bailey is a Director of Iron Mountain. Includes 1,227 shares that Mr. Bailey has the right to acquire pursuant to currently exercisable options.


 (8) Mr. Boden is a Director of Iron Mountain. Includes 1,227 shares that Mr. Boden has the right to acquire pursuant to currently exercisable options.

 (9) Mr. Dauten is a Director of Iron Mountain. Includes 1,227 shares that Mr. Dauten has the right to acquire pursuant to currently exercisable options.


(10) Mr. Doggett is a Director of Iron Mountain. Includes 1,227 shares that Mr. Doggett has the right to acquire pursuant to currently exercisable options.

(11) Mr. Golisano is a Director of Iron Mountain. Includes 6,654 shares that Mr. Golisano has the right to acquire pursuant to currently exercisable options. Mr. Golisano's address is c/o Paychex Inc., 911 Panorama Trail South, Rochester, New York 14625.

(12) Mr. Little is a Director of Iron Mountain. Includes 37,500 shares held by The Little Family Trust, as to which Mr. Little disclaims beneficial ownership, as well as 1,227 shares that Mr. Little has the right to acquire pursuant to currently exercisable options.

(13) Mr. Ryan is a Director of Iron Mountain. Mr. Ryan holds 2,304,549 shares of Common Stock as well as 1,227 shares that he has the right to acquire pursuant to currently exercisable options. The remaining shares of Common Stock listed as being beneficially owned by Mr. Ryan are held by Schooner, as to which Mr. Ryan has sole voting power and investment power as the Chairman of the Board of Schooner and President, trustee and principal stockholder of Schooner Capital Trust, the sole member of Schooner. Mr. Ryan's address is c/o Schooner Capital LLC, 745 Atlantic Avenue, Boston, Massachusetts 02111. See footnote (16) regarding shares held by Schooner.

(14) Includes 521,595 shares that Directors and executive officers have the right to acquire pursuant to currently exercisable options.

(15) Includes 1,650,000 shares held by BAMCO, Inc. ("BAMCO") and 25,750 shares held by Baron Capital Management, Inc. ("BCM"), both of which are subsidiaries of Baron Capital Group, Inc. ("BCG"), in which Ronald Baron owns a controlling interest. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities or the investment advisory clients thereof to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address of Baron Capital Group, Inc. and Ronald Baron is 767 Fifth Avenue, New York, New York 10153. The foregoing information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 22, 1999, reporting beneficial ownership as of December 31, 1998.

(16) Mr. Ryan is the Chairman of the Board of Schooner and the President, trustee and principal stockholder of Schooner Capital Trust, the sole member of Schooner, and, accordingly, has sole voting and investment power with respect to the shares of Common Stock held by Schooner. Includes 874,249 shares of Common Stock as to which Schooner shares beneficial ownership with Mr. Reese as described in footnote (2). Schooner has agreed to vote the shares of Common Stock subject to such arrangements at the direction of Mr. Reese. The address of Schooner Capital LLC is 745 Atlantic Avenue, Boston, Massachusetts 02111.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine Directors. There are three classes of Directors who serve for a three-year term and are elected on a staggered basis, one class of three Directors standing for election each year. The term of the Class A Directors, B. Thomas Golisano, Vincent J. Ryan and David
S. Wendell, will expire at the Annual Meeting; the term of Class B Directors, C. Richard Reese, Arthur D. Little and Kent P. Dauten, will expire at the 2000 Annual Meeting of Stockholders; and the term of Class C Directors, Eugene B. Doggett, Constantin R. Boden and Clarke H. Bailey, will expire at the 2001 Annual Meeting of Stockholders. Directors of each class hold office until the third annual meeting of the stockholders of the Company following their election or until their successors are elected and qualified.

     At the Annual Meeting, the three Class A Directors are to be elected to serve until the Company's 2002 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board of Directors has selected as nominees the current Class A Directors of the Company, B. Thomas Golisano, Vincent J. Ryan and David S. Wendell. Each has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was nominated.

     The executive officers of the Company were last elected on May 28, 1998, other than Mr. Giecold, who was elected on March 30, 1999. At a meeting to be held immediately following the Annual Meeting, the Board of Directors will reelect the current executive officers of the Company. All executive officers hold office at the discretion of the Board of Directors until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified. Except for T. Anthony Ryan, the Company's Vice President, Real Estate, and Vincent J. Ryan, a Class A Director, who are brothers, there are no family relationships between or among any officers or Directors of the Company.

Required Vote

     The affirmative vote of holders of a plurality of the shares cast at the Annual Meeting is required to elect the Class A Directors.

     The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed below to serve as Class A Directors of the Company until the 2002 Annual Meeting of Stockholders, or until their successors are elected and qualified.

     Set forth below are the name and age of each Class A Director, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a Director as of March 31, 1999.

                                           Principal Occupations and Business Experience
       Nominee                                        During the Past 5 Years
       -------                                        -----------------------
B. Thomas Golisano   Mr. Golisano is a Class A Director of the Company, a position that he has held since
 Age 57              June 1997, when he was appointed to the Board of Directors in accordance with the terms of the merger of Safesite Records Management Corporation with a subsidiary of the
                     Company. He founded Paychex Inc., a publicly held, national payroll service company, in 1971 and serves as its Chairman, President and Chief Executive Officer. Mr. Golisano
                     serves on the Board of Trustees of Rochester Institute of Technology and on the boards of several privately held companies. He has also served on the boards of numerous non-
                     profit organizations and is the founder of the B. Thomas Golisano Foundation.

Vincent J. Ryan      Mr. Ryan is a Class A Director of the Company. Mr. Ryan is the founder of Schooner
 Age 63              and has served as Chairman and Chief Executive Officer of Schooner since 1971. Mr.
                     Ryan is President and trustee of Schooner Capital Trust, the sole member of Schooner.
                     Prior to November 1995, Mr. Ryan served as Chairman of the Board of Directors of Iron
                     Mountain.

David S. Wendell     Mr. Wendell is a Class A Director and the President and Chief Operating Officer of the
 Age 45              Company, positions that he has held since November 1995. After practicing law with
                     Brown & Wood, Mr. Wendell joined Iron Mountain in 1984, where he has served in a variety of positions. Prior to November 1995, he was Executive Vice President, Atlantic
                     Area and prior to 1991, he was Vice President, New England Region. He holds a Master of Business Administration degree from Harvard Business School and a Juris Doctor degree from the University of Virginia.

     Set forth below are the name and age of each other Director and executive officer, his principal occupation and business experience during the past five years and the names of certain other companies of which he served as a Director as of March 31, 1999.

                                         Principal Occupations and Business Experience
       Name                                         During the Past 5 Years
       ----                                         -----------------------
C. Richard Reese   Mr. Reese is a Class B Director of the Company, a position that he has held since 1990,
 Age 53            the Chairman of the Board of Directors of the Company, a position that he has held since
                   November 1995, and the Chief Executive Officer of the Company, a position that he has held since 1981. Prior to November 1995, Mr. Reese was the President of Iron Mountain,
                   a position that he had held since 1981. Mr. Reese is also a member of the investment committee of Schooner, which owns approximately 8.8% of the outstanding stock of the
                   Company, and a trustee of Schooner Capital Trust. Prior to joining Iron Mountain, he lectured at Harvard Business School in "Entrepreneurship" and provided consulting services to small and medium-sized emerging enterprises. Mr. Reese has also served as president and a Director of Professional Records and Information Services Management
                   ("PRISM"), a trade group of approximately 520 members. He holds a Master of Business
                   Administration degree from Harvard Business School.

                                             Principal Occupations and Business Experience
         Name                                           During the Past 5 Years
         ----                                           -----------------------
John F. Kenny, Jr.    Mr. Kenny is an Executive Vice President and the Chief Financial Officer of the
 Age 41               Company, positions that he has held since May 1997. Mr. Kenny joined Iron Mountain in 1991, and held operating responsibilities as Regional Vice President of New England and later Northeast operations before assuming the position of Vice President of
                      Corporate Development in 1995. Prior to 1991, he was Vice President of CS First Boston
                      Merchant Bank, New York, with responsibility for risk capital investments. Mr. Kenny has also served as a Director and the Treasurer of PRISM. He holds a Master of Business
                      Administration degree from Harvard Business School.

Clarke H. Bailey      Mr. Bailey is a Class C Director of the Company, a position that he has held since January
 Age 44               1998, when he was appointed to the Board of Directors in accordance with the terms of the merger of Arcus Group, Inc. ("Arcus Group") with and into the Company (the
                      "Arcus Group Merger"). He is Co-Chairman and Director of Hudson River Capital LLC,
                      a private equity firm specializing in middle market acquisitions, recapitalizations and expansion capital investments and Chairman, Chief Executive Officer and a Director of
                      National Fulfillment, Inc., a private company specializing in literature fulfillment, marketing support and textbook depository services. Mr. Bailey was Chairman and Chief
                      Executive Officer of each of Arcus Group, United Acquisition Company and Arcus
                      Technology Services, Inc. ("Arcus"), positions that he had held since 1995, until the consummation of the Arcus Group Merger, and is a Director of Connectivity
                      Technologies Inc., Swiss Army Brands, Inc. and SWWT, Inc. (formerly known as
                      Sweetwater, Inc.). Mr. Bailey also serves as a Director of Glenayre Technologies, Inc.
                      (formerly N-W Group, Inc.), a manufacturing company in the telecommunications industry. Prior to joining Glenayre in 1990, Mr. Bailey was a Managing Director at
                      Oppenheimer & Co., Inc. He holds a Master of Business Administration degree from
                      The Wharton School, University of Pennsylvania.

Constantin R. Boden   Mr. Boden is a Class C Director of the Company, a position that he has held since
 Age 62               December 1990. Mr. Boden is the principal of Boden Partners LLC and chairman of the advisory board of Boston Capital Ventures, a risk capital concern. For 34 years, until
                      January 1995, Mr. Boden was employed by The First National Bank of Boston, most recently as Executive Vice President, International Banking. He holds a Master of
                      Business Administration degree from Harvard Business School.

                                               Principal Occupations and Business Experience
          Name                                            During the Past 5 Years
          ----                                            -----------------------
Kent P. Dauten          Mr. Dauten is a Class B Director of the Company, a position that he has held since
 Age 43                 November 1997, when he was appointed to the Board of Directors in accordance with the terms of the merger of HIMSCORP, Inc. (doing business under the name Record
                        Masters ("Record Masters")), with and into a wholly-owned subsidiary of the Company
                        (the "Record Masters Merger"). He also serves as President of Keystone Capital, Inc., a management and consulting advisory service firm ("Keystone"), a position he has held since March 1994. In February 1995, Mr. Dauten founded and served as President of
                        Record Masters, until the completion of the Record Masters Merger. From 1993 to 1994, he was Senior Vice President of Madison Dearborn Partners, Inc. and from 1979 to 1992, he was employed in various investment management positions, most recently as Senior
                        Vice President of First Chicago Venture Capital. Mr. Dauten currently serves as a
                        Director of Health Management Associates, Inc., a hospital management firm, and is a
                        Trustee of ElderTrust, a health care real estate investment trust. Mr. Dauten holds a
                        Master of Business Administration degree from Harvard Business School.

Eugene B. Doggett       Mr. Doggett is a Class C Director of the Company, a position that he has held since 1990.
 Age 62                 From 1990 until May 1998, Mr. Doggett was an Executive Vice President of the
                        Company and from 1987 until May 1997, Mr. Doggett was the Chief Financial Officer of the Company. Mr. Doggett is also a Director of Mac-Gray Corporation, a publicly held supplier of card and coin-operated laundry services in multiple housing facilities.
                        Prior to joining the Company, he had extensive experience in commercial and investment banking, as well as financial and general management experience at senior levels. He holds a Master of Business Administration degree from Harvard Business School.

Arthur D. Little        Mr. Little is a Class B Director of the Company, a position that he has held since
 Age 55                 November 1995. Mr. Little is a principal of The Little Investment Company, which he founded in 1992. Prior to that, he was Managing Director of and also a partner in
                        Narragansett Capital, Inc., a private investment firm. He holds a Bachelor of Arts degree in history from Stanford University.

Richard S. Drutman      Mr. Drutman is an Executive Vice President of Arcus Data Security, Inc., a subsidiary
 Age 56                 of the Company ("Arcus Data Security"), a position that he has held since March 1998.
                        Mr. Drutman joined the Company in January 1998 as a result of the completion of the
                        Arcus Group Merger. Mr. Drutman joined Arcus Data Security, Inc. in 1976 and held various positions, including Senior Vice President and Chief Operating Officer from
                        1991 to 1996 and President and Chief Executive Officer from 1996 to January 1998.
                        He holds a Bachelor of Arts degree from California State University at Los Angeles.

Harold E. Ebbighausen   Mr. Ebbighausen is President of Arcus Data Security, a position that he has held since
 Age 44                 May 1998. Prior to 1997, he had been serving as Vice President of Data Security Services since joining the Company in September 1996. Prior to joining Iron Mountain, Mr.
                        Ebbighausen was Vice President of Document Management Services with INSCI
                        Corporation, a software provider for computer output and data storage solutions to optical and CD technology. Previously, he held a number of field management positions with Anacomp, Inc., a service bureau provider in the micrographics industry.

                                                Principal Occupations and Business Experience
          Name                                             During the Past 5 Years
          ----                                             -----------------------
Christophe M. Giecold    Mr. Giecold is President of the International Division of Iron Mountain Records
 Age 41                  Management, Inc. ("IMRM"), the Company's principal records and information management services subsidiary, a position he has held since March 1999. Mr. Giecold was the General Manager--Records Management Continental Europe for Brambles
                         Europe, from 1996 until joining Iron Mountain. From 1993 to 1996, Mr. Giecold was
                         Managing Director of DERBIT, an international manufacturer and distributor of waterproofing materials, in Bologna, Italy. He holds a Master of Business Administration degree from Solvay Business School in Brussels, Belgium.

George P. Groff          Mr. Groff is President of Arcus Staffing Resources, Inc., a subsidiary of the Company,
 Age 49                  a position that he has held since March 1998. From 1993 to March 1998, Mr. Groff served as a Vice President of Arcus Staffing Resources, Inc. and of Wolf Advisory International,
                         Inc., a company that he joined in 1989 that was acquired by Arcus in 1996. He holds a Master of Business Administration degree from Golden Gate University.

Robert G. Miller         Mr. Miller is an Executive Vice President of IMRM, a position that he has held since
 Age 42                  December 1996. Mr. Miller joined Iron Mountain in 1988 and held various positions including District Manager from 1988 through 1991 and regional Vice President from
                         1991 through 1996. Prior to 1988, Mr. Miller was employed as a District Manager at
                         Bell & Howell Records Management Company.

Christopher Neefus       Mr. Neefus is an Executive Vice President of IMRM, a position that he has held since
 Age 43                  July 1997. Mr. Neefus was a Vice President of Sales and Customer Service for ASI, Inc.,
                         a software provider for the storage of computer generated information, from 1995 until joining the Company. From 1990 to 1995, Mr. Neefus was the Region Vice President
                         of Anacomp, Inc., a service bureau provider in the micrographics industry. Mr. Neefus holds a Bachelor of Arts degree in Communications Arts from Hofstra University.

Kenneth F. Radtke, Jr.   Mr. Radtke is an Executive Vice President of IMRM, a position that he has held since
 Age 53                  June 1996. Prior to June 1996, Mr. Radtke was Northeast Regional Vice President and
                         prior to 1995 was Sales Manager, New York Region. Mr. Radtke has worked in the records and information industry since 1988 as President and Chief Executive Officer of Dataport Company, Inc. and Senior Vice President of a subsidiary of Arcus. He holds a graduate degree from the University of Wisconsin, Graduate School of Banking.

Robert P. Swift          Mr. Swift is an Executive Vice President of IMRM, a position that he has held since
 Age 57                  November 1995. Prior to November 1995, Mr. Swift was the Executive Vice President,
                         Western Area of Iron Mountain and prior to 1988, Mr. Swift was employed in various positions at Bell & Howell Records Management Company.

Board and Committee Meetings

     During the fiscal year ended December 31, 1998, the Board of Directors held four regular meetings and six special meetings, five of which were by telephone, and took an action by written consent. Each incumbent Director who was then in office (other than Mr. Golisano, who was unable to attend three of the telephone meetings) attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees thereof on which such Director served. The Board of Directors has a standing Audit Committee, Compensation Committee and Executive Committee, and a Stock Incentive Plan Subcommittee of the Compensation Committee (the "Option Plan

Subcommittee"). The Company does not have a nominating committee. During the fiscal year ended December 31, 1998, the Audit Committee held two meetings, the Option Plan Subcommittee held six meetings and took two actions by written consent, the Compensation Committee held two meetings and the Executive Committee held two meetings.

     The Audit Committee consists of Messrs. Boden (Chairman), Little and Dauten. The Audit Committee consults with the Company's independent public accountants regarding the plan for the Company's annual audit, reviews with the public accountants their audit report and related management letter, reviews the performance of the independent public accountants and their fees, reviews the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent public accountants.

     The Compensation Committee consists of Messrs. Little (Chairman), Boden, Ryan and Bailey. The Compensation Committee provides recommendations to the Board regarding compensation policies and programs of the Company and is also responsible for establishing and modifying the compensation for all executive officers of the Company.

     The Option Plan Subcommittee consists of Messrs. Little (Chairman) and Boden, both of whom are "outside" and "non-employee" directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Rule 16b-3 under Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), respectively. The Option Plan Subcommittee administers the Iron Mountain Incorporated 1995 Stock Incentive Plan (the "Stock Incentive Plan"), including the grant of stock options thereunder to all employees, including executive officers, the Iron Mountain/UAC 1995 Stock Option Plan, the Iron Mountain/ATSI 1995 Stock Option Plan and the Iron Mountain Incorporated 1998 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and recommends the adoption of, and any amendments to, all stock incentive plans. The Option Plan Subcommittee also administers the Iron Mountain Incorporated Executive Deferred Compensation Plan, a nonqualified deferred compensation plan (the "Executive Deferred Compensation Plan").

     The Executive Committee consists of Messrs. Ryan (Chairman), Reese and Bailey. Between meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board of Directors in the management and direction of the business and affairs of the Company to the extent not otherwise prohibited by law, the Board of Directors or the Company's Bylaws or Amended and Restated Certificate of Incorporation.

Director Compensation

     Directors who are employees of Iron Mountain do not receive additional compensation for serving as Directors. Each Director who is not an employee of Iron Mountain receives an annual retainer fee of $5,000 as compensation for his or her services as a member of the Board of Directors, $500 for attendance at committee meetings and an option to purchase $100,000 of Common Stock of the Company (the "Director's Compensation"). Each option is granted under the Stock Incentive Plan, has an exercise price equal to fair market value (as defined in the Stock Incentive Plan), vests in equal amounts over a period of twelve quarters and has a ten year term. Each Director is granted a new option to acquire $100,000 of Common Stock every three years. All Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and for other expenses incurred in their capacities as Directors.

     The Company paid a total of $39,000 in cash for Directors fees in respect of services for 1998.

                             EXECUTIVE COMPENSATION

     The following table provides certain information concerning compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers who received compensation in excess of $100,000 in 1998 (the "Named Executive Officers") for the years ended December 31, 1996, 1997 and 1998.

                          Summary Compensation Table

                                                       Annual Compensation            Long-Term Compensation
                                                   ---------------------------   ---------------------------------
                                                                                   Number of
                                                                                     Shares
                Name and                                                           Underlying        All Other
           Principal Position              Year       Salary          Bonus       Options (1)     Compensation (2)
           ------------------              ----       ------          -----       -----------     ----------------
C. Richard Reese ......................   1998     $308,538       $190,000               0            $4,000
 Chairman of the Board and Chief          1997     $298,381       $200,000               0            $4,000
 Executive Officer                        1996     $268,958       $165,000               0            $1,941

David S. Wendell ......................   1998     $224,981       $138,588               0            $4,000
 President and Chief Operating Officer    1997     $221,723       $150,000          47,244            $4,000
                                          1996     $203,550       $125,000          60,000            $1,941

John F. Kenny, Jr .....................   1998     $192,788       $135,000               0            $2,400
 Executive Vice President and Chief       1997     $166,723       $150,000         158,268            $2,400
 Financial Officer                        1996     $129,723       $ 49,999          49,500            $1,168

Harold E. Ebbighausen .................   1998     $148,269       $110,000               0            $2,400
 President of Arcus Data Security, Inc.   1997     $128,213       $ 49,365          16,536            $    0
                                          1996     $ 29,856       $ 14,000          20,250            $    0

George P. Groff .......................   1998     $156,667       $ 60,000               0            $1,206
 President of Arcus Staffing              1997          N/A            N/A             N/A               N/A
 Resources, Inc.                          1996          N/A            N/A             N/A               N/A

------------

(1) Reflects a three-for-two stock split effected in the form of a dividend on the Company's Common Stock that occurred in July 1998.

(2) Reflects the Company's matching contribution to The Iron Mountain Companies 401(k) Plan for each individual.

     The following table sets forth certain information with respect to the exercise of stock options during the year ended December 31, 1998 by, and the unexercised options to purchase Common Stock of, the Named Executive Officers. Mr. Reese does not have any options.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                                                                                          Value of Unexercised
                                                            Number of Unexercised       In-the-Money-Options at
                                                        Options at December 31, 1998     December 31, 1998 (1)
                                                        ----------------------------- ----------------------------
                                   Shares
           Name and             Acquired on     Value
      Principal Position          Exercise    Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
      ------------------          --------    --------   -----------   -------------   -----------   -------------
David S. Wendell .............     2,985      $56,109      180,555        105,720      $5,311,793     $2,300,330
 President and Chief
 Operating Officer

John F. Kenny, Jr ............         0            0      102,047        182,334      $2,442,409     $3,356,378
 Executive Vice President
 and Chief Financial
 Officer

Harold E. Ebbighausen ........         0            0       11,407         25,379      $  177,342     $  389,178
 President of Arcus Data
 Security, Inc.

George P. Groff ..............         0            0       13,988          8,208      $  397,107     $  233,171
 President of Arcus
 Staffing Resources, Inc.

------------

(1)  Based on a year-end value of $36.0625 per share, less the exercise price.

Compensation Committee Report on Executive Compensation

     The Compensation Committee consists entirely of Directors who are not employees of the Company. It is the Compensation Committee's responsibility to review, recommend and approve the Company's compensation policies and programs, including all compensation for the Chief Executive Officer and the other executive officers of the Company.

     The Option Plan Subcommittee consists entirely of directors who are both "non-employee" directors within the meaning of Rule 16b-3 under Section 16 of the Exchange Act and "outside" directors within the meaning of Section 162(m) of the Code and the regulations thereunder, so that grants of options under the Stock Incentive Plan to executive officers are exempt under Rule 16b-3 and eligible for the "performance-based" exception of Section 162(m) of the Code. The Option Plan Subcommittee administers the Stock Incentive Plan and in exercise of that function determines what grants of stock options, restricted stock and stock appreciation rights ("SARs") thereunder are to be made to the Chief Executive Officer and the other executive officers. The Option Plan Subcommittee also administers the Iron Mountain/UAC 1995 Stock Option Plan and the Iron Mountain/ATSI 1995 Stock Option Plan, although no additional grants are to be made under those plans, and the Employee Stock Purchase Plan and the Executive Deferred Compensation Plan.

     The purpose of the Stock Incentive Plan is to encourage key employees, Directors and consultants of the Company who render services of special importance to, and who have contributed or are expected to contribute materially to the success of, the Company to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth. The Option Plan Subcommittee made stock option grants to Messrs. Drutman and Neefus in 1998. In addition, in 1998 the Company assumed the stock options granted to Messrs. Bailey, Drutman and Groff under former stock option plans maintained by Arcus prior to its acquisition by the Company.

     The purpose of the Employee Stock Purchase Plan is to provide employees of the Company with the opportunity to acquire a proprietary interest in the Company by providing favorable terms for them to purchase Common Stock of the Company.

     The Executive Deferred Compensation Plan is unfunded and is maintained for the purpose of providing deferred compensation to a select group of management and highly compensated employees of the Company. This plan is expected to encourage the continued employment of the participating employees whose management and individual performance are largely responsible for the success of the Company and to facilitate the recruiting of key management and highly compensated employees required for the continued growth and profitability of the Company.

     The Compensation Committee determined the salary levels of the Company's executive officers, including the Chief Executive Officer, for fiscal year 1998, as well as the amounts of bonuses paid in 1999 for performance in fiscal year 1998. The compensation policies implemented by the Compensation Committee, which combine base salary and incentive compensation in the form of cash bonuses and long-term stock options, are designed to achieve the operating and acquisition strategies and goals of the Company. In particular, in determining bonuses paid in 1999 in respect of 1998 and salary levels for fiscal year 1998, the Compensation Committee took into account the past or expected future contributions of each executive officer to the Company's strategic goals, especially the efforts of each such officer in connection with (1) pursuing and effecting the offering and sale of 6,037,500 shares of the Company's Common Stock to augment available funding for the Company's growth strategy and (2) increasing the Company's growth rate by successfully identifying, acquiring and integrating other records management businesses, while at the same time maintaining the Company's internal growth.

     Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the chief executive officer or any of the four most highly compensated other executive officers, to the extent that this compensation is not "performance-based" within the meaning of

Section 162(m). Although the Compensation Committee has not adopted any specific rules with respect to this issue, its general policy, subject to all then prevailing relevant circumstances, is to attempt to structure the compensation arrangements of the Company to maximize deductions for federal income tax purposes.

                                          COMPENSATION COMMITTEE

                                          ARTHUR D. LITTLE, Chairman
                                          CONSTANTIN R. BODEN
                                          VINCENT J. RYAN
                                          CLARKE H. BAILEY

Change of Control Arrangement

     The Stock Incentive Plan provides for acceleration of the vesting of options and SARs if the Company or any wholly owned subsidiary of the Company is a party to a merger or consolidation (whether or not the Company is the surviving corporation) in any transaction or series of related transactions and there is a "Limited Change of Control" of the Company. A Limited Change of Control occurs if after the merger or consolidation (a) individuals who immediately prior to the merger or consolidation served as members of the Board of Directors no longer constitute a majority of the Board of Directors or the board of directors of the surviving corporation and (b) the voting securities of the Company outstanding immediately prior to the merger or consolidation do not represent (either by remaining outstanding or upon conversion into securities of the surviving corporation) more than 50% of the voting power of the securities of the Company or the surviving corporation immediately after the merger or consolidation. In addition, if the Company is not the surviving corporation, a holder of options or SARs is entitled to receive upon exercise of his or her options or SARs the number and class of shares of stock or other securities and any other consideration of the surviving or resulting corporation that the optionee or holder of SARs would have been entitled to receive pursuant to the merger or consolidation had the optionee or holder of SARs held the shares of Common Stock subject to the option or SAR.

Compensation Committee Interlocks and Insider Participation

     The present Compensation Committee consists of Mr. Little, who is the Chairman, and Messrs. Boden, Ryan and Bailey. Mr. Reese is an executive officer of Iron Mountain and a member of the investment committee of Schooner and a trustee of Schooner Capital Trust. Mr. Ryan is Chairman of the Board of Schooner and President, trustee and principal stockholder of Schooner Capital Trust.

Certain Transactions

Real Estate Transactions

     IMRM was the tenant under a lease dated January 1, 1991 for a 31,500 square-foot building in Houston, Texas. The owner of the building was IM Houston
(CR) Limited Partnership, a Texas limited partnership, of which Mountain Realty, Inc., a Massachusetts corporation whose sole stockholder is Mr. Ryan, is the sole general partner, and the limited partners of which are Messrs. Reese and Doggett. IMRM paid annual rent of approximately $99,000 for the year ended December 31, 1998. As tenant, IMRM was responsible for taxes, insurance and maintenance. The space is used by IMRM as a records management facility. Iron Mountain Statutory Trust-1998 ("IMST"), a non-affiliated entity formed to acquire and lease records storage properties to IMRM, purchased the property from IM Houston (CR) Limited Partnership in January 1999 for a purchase price of approximately $930,000. The purchase price was determined through an independent appraisal of the property. IMRM entered into a new lease with Iron Mountain Statutory Trust and IMRM currently pays annual rent of approximately $70,500. IMRM will continue to use the space as a records management facility. The prior lease and the acquisition of the property by IMST were, in the opinion of management, on commercially reasonable terms and no less favorable to IMRM and IMST than could have been obtained from an unaffiliated party at the time of the transactions.

     Schooner leases space from the Company at the Company's corporate headquarters. Such lease is a tenancy-at-will and may be terminated by either the Company or Schooner at any time. As consideration for such lease, Schooner pays rent to the Company based on its pro rata share of all expenses related to the use and occupancy of the premises. The rent paid by Schooner to Iron Mountain under such lease was approximately $90,000 in the year ended December 31, 1998, and Schooner currently pays annual rent of approximately $90,000. The Company believes that the terms of this lease are no less favorable to it than would have been negotiated with an unrelated third party.

Other Transactions

     The Company paid compensation of $165,984 for the year ended December 31, 1998 to Mr. T. Anthony Ryan. Mr. Ryan is Vice President, Real Estate, of the Company and is the brother of Mr. Vincent J. Ryan, a Director of the Company. The Company believes that the terms of Mr. Ryan's employment are no less favorable to it than would be negotiable with an unrelated third party.

     In November 1997, the Company entered into a management advisory agreement with Keystone, of which Kent P. Dauten, a Class B Director of the Company, is president. Keystone received fees of approximately $20,000 per month under such agreement relating to consulting with respect to medical records management services. The Company paid Keystone fees totaling $60,000 in 1998 for consulting services through March 1998, after which time the agreement was terminated. In addition, Keystone provided acquisition and divestiture investment banking consulting services to the Company from May 1998 through September 1998 in connection with the exchange of assets between a subsidiary of the Company and a third party. The Company paid Keystone a contingent fee of $92,000 in October 1998 for such services. The Company believes that the terms of these agreements were no less favorable to it than would have been negotiated with an unrelated third party.

Performance Graph

     The following graph compares the percentage change in the Company's Common Stock to the cumulative total returns of the Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Small Cap 600 Index for fiscal year 1998 and 1997 and for the portion of 1996 that the Common Stock was traded on The Nasdaq Stock Market's National Market, assuming an investment of $100 on February 1, 1996. The performance of the Company's Common Stock reflected below is not necessarily indicative of future performance.

      Comparison of Cumulative Total Return of Iron Mountain Incorporated, Nasdaq Stock Market (U.S.) Index and Standard & Poor's Small Cap 600 Index

                            -------------------------
                            TOTAL SHAREHOLDER RETURNS
                            -------------------------

                                                         PERIODS ENDING

                                        Feb96          Dec96          Dec97          Dec98
IRON MOUNTAIN INC.                      100            189            225            338

NASDAQ STOCK MARKET (U.S.) INDEX        100            122            150            211

S&P SMALLCAP 600 INDEX                  100            121            152            156

                    Assumes $100 invested on February 1, 1996
                          Assumes dividends reinvested
                       Fiscal year ended December 31, 1998

                                     ITEM 2
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


     Subject to ratification by the stockholders, the Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current year. Arthur Andersen LLP has served as the Company's independent public accountants since 1988.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants, the selection of accountants will be reconsidered by the Board of Directors.

Required Vote

     The affirmative vote of holders of a majority of the shares cast at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP to serve as the Company's independent public accountants for the current fiscal year.

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Arthur Andersen LLP.

                             ADDITIONAL INFORMATION

Other Matters

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission ("SEC"). Such executive officers, Directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 1998, its executive officers, Directors and ten percent stockholders complied with all Section 16(a) filing requirements applicable to such persons, except that Richard A. Drutman, an executive officer of the Company, did not timely file a statement of changes in beneficial ownership on Form 4 pertaining to a distribution of Common Stock to Mr. Drutman from a limited liability company of which Mr. Drutman is a member.

Proposals of Stockholders

     The Company expects to hold its 2000 Annual Meeting on May 25, 2000. A stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders for inclusion in the Company's 2000 proxy statement and proxy card relating to that meeting must submit the proposal by December 24, 1999. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Chief Financial Officer.

                                          By Order of the Board of Directors


                                          JAS. MURRAY HOWE, Secretary


April 28, 1999

                                                                      1477-PS-99

                                   DETACH HERE

                                      PROXY

                           IRON MOUNTAIN INCORPORATED

                               745 ATLANTIC AVENUE
                           BOSTON, MASSACHUSETTS 02111

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints C. RICHARD REESE, DAVID S. WENDELL AND JOHN
F. KENNY, JR., and each of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated on the reverse hereof, all the Common Stock, $.01 par value per share, of Iron Mountain Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 27, 1999 at 10:00 a.m., local time, or any adjournment or postponement thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the Directors listed in Proposal 1 and FOR Proposal 2.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


SEE REVERSE                                                          SEE REVERSE
  SIDE                                                                  SIDE

                                  IRON MOUNTAIN
                 The World's Largest Records Management Company


Dear Stockholder:                                                 April 28, 1999

     It is a pleasure to invite you to the Company's 1999 Annual Meeting in Boston, Massachusetts on Thursday, May 27, 1999, at 10:00 a.m., local time, at the offices of Sullivan & Worcester LLP, 23rd Floor, One Post Office Square, Boston, Massachusetts.

     The Annual Report to Stockholders, Notice of Meeting, proxy statement and form of proxy are included herein. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     The vote of every stockholder is important. Mailing your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Please sign, date and promptly mail your proxy. Your cooperation will be greatly appreciated.

     Your Board of Directors and management look forward to greeting those stockholders who are able to attend.


                                                      Sincerely,


                                                      C. RICHARD REESE
                                                      Chairman of the Board and
                                                      Chief Executive Officer




                                   DETACH HERE

[X] Please mark
votes as in
this example.


                                                                                                        For   Against  Abstain
1. Election of the following Directors:                2. Ratification of the selection by the Board     [ ]     [ ]      [ ]
   Nominees:  David S. Wendell, Vincent J. Ryan           of Directors of Arthur Andersen LLP as
               and B. Thomas Golisano                     independent public accountants for 1999.

                                                       3. In their discretion, the Proxies are authorized
              FOR          WITHHOLD                       to vote upon such other business as may
              [ ]            [ ]                          properly come before the meeting.





[ ] --------------------------------------
    For all nominees except as noted above




                                                         MARK HERE FOR COMMENTS AND NOTE AT LEFT                         [ ]

                                                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                   [ ]

                                                         Note: Please sign exactly as name appears hereon.
                                                         Joint owners should each sign. When signing as
                                                         attorney, executor, administrator, trustee or guardian,
                                                         please give full title as such. If a corporation,
                                                         please sign in full corporate name by an authorized
                                                         officer or if a partnership, please sign in full
                                                         partnership name by an authorized person.

Signature: ______________________________ Date: __________________ Signature: _____________________________ Date:________________



